Exhibit 8.1

November 9, 2010

Australia Acquisition Corp. Level 11, 459 Collins Street Melbourne VIC 3000 Australia

Re:	Registration Statement of Australia Acquisition Corp.

Ladies and Gentlemen:

We have acted as U.S. counsel to Australia Acquisition Corp., a corporation organized under the laws of the Cayman Islands (the “Company”), in connection with its initial public offering on the date hereof of units consisting of one ordinary share, $0.001 par value per share, of the Company and a warrant to purchase one ordinary share of the Company, pursuant to the Registration Statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed by the Company on October 18, 2010, as amended through the date hereof (the “Registration Statement”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Registration Statement.

As special U.S. counsel to the Company, we have reviewed the Registration Statement. In rendering this opinion, we have assumed with your approval the genuineness of all signatures, the legal capacity of all natural persons, the legal authority of all entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We also have assumed with your approval and not verified the accuracy of the factual matters set forth in the above-referenced documents.

Subject to the qualifications set forth in this letter, we confirm that, although the discussion in the Registration Statement under the heading “Taxation - United States Federal Income Taxation” does not purport to discuss all possible U.S. federal income tax consequences of the acquisition, ownership and disposition of the Units, the Ordinary Shares and the Warrants, such discussion (including, but not limited to, the qualifications, uncertainties and risks noted in such discussion) represents our opinion as to the material U.S. federal income tax consequences of such acquisition, ownership and disposition, subject to the assumptions expressly described in such discussion.

This opinion is based upon the existing provisions of the U.S. Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the U.S. Internal Revenue Service (“IRS”) and judicial decisions in effect as of the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts and assumptions set forth in the Registration Statement and this opinion. If any of the facts or assumptions is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this

Australia Acquisition Corp.
November 9, 2010

opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, assumption or document, or any inaccuracy in any representation, warranty or assumption, upon which this opinion is based, or otherwise.

This opinion is issued in connection with the offering pursuant to the Registration Statement, and may not be relied on for any other purpose without our prior written consent. Notwithstanding the foregoing, nothing herein shall be construed as a limitation on your ability to disclose the tax treatment or tax structure of the proposed transaction.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

Except as expressly provided herein, we express no opinion with respect to any tax matter set forth in the Registration Statement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as special U.S. counsel to the Company under the caption “Legal Matters” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Kelley Drye & Warren LLP
Kelley Drye & Warren LLP